EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm


Community Banks, Inc.
Harrisburg, Pennsylvania


     We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 7, 2005, relating to the consolidated financial statements and the effectiveness of Community Banks, Inc. internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.



                                                     /s/ Beard Miller Company



Harrisburg, Pennsylvania
July 5, 2005